Coyote Sports, Inc.
                              2291 Arapahoe Avenue
                                Boulder, CO 80302







                                                              April 20, 1998

To Our Stockholders:

     You are cordially invited to attend the annual meeting of stockholders of Coyote Sports, Inc. to be held at the law offices of Chrisman Bynum & Johnson, 1900 Fifteenth Street, Boulder, Colorado, on May 9, 1998, at 10:00 a.m.. Registration will begin at 9:00 a.m.

     I believe that the annual meeting provides an excellent opportunity for stockholders to become better acquainted with Coyote Sports, Inc., its directors and its officers. I hope that you will be able to attend.

     Whether or not you plan to attend, the prompt execution and return of your proxy card will both assure that your shares are represented at the meeting and minimize the cost of proxy solicitation.

                                    Sincerely,




                                    Mel S. Stonebraker

                                    CHAIRMAN OF THE BOARD
                                    AND CHIEF EXECUTIVE OFFICER

--------------------------------------------------------------------------------

                               COYOTE SPORTS, INC.
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                   MAY 9, 1998
--------------------------------------------------------------------------------



To the Stockholders of Coyote Sports, Inc.

         The annual meeting of stockholders of Coyote Sports, Inc., a Nevada corporation, will be held on May 9, 1998, at 10:00 A.M., Mountain Standard Time, at the law offices of Chrisman Bynum & Johnson, 1900 Fifteenth Street, Boulder, Colorado, for the following purposes:

    1. To elect a Board of Directors for the ensuing year.

    2. To transact such other business as may properly come before the meeting.

         All stockholders are invited to attend the annual meeting. Stockholders of record at the close of business on April 17, 1998, the record date fixed by the Board of Directors, are entitled to notice of and to vote at the annual meeting.

         By Order of the Board of Directors




         Mel S. Stonebraker
                                    Chairman


Boulder, Colorado
April 20, 1998

         Whether or not you intend to be present at the meeting, please sign and date the enclosed proxy and return it in the enclosed envelope.

                               COYOTE SPORTS, INC.
                                 PROXY STATEMENT

         The enclosed proxy statement is furnished by the Board of Directors of Coyote Sports, Inc. ("Coyote" or the "Company") for use at the annual meeting of stockholders to be held on May 9, 1998, and at any adjournment thereof (the "Annual Meeting"). The Company expects to mail this proxy statement and the enclosed proxy to stockholders on or about April 20, 1998.

         The Company will bear the cost of solicitation of proxies. In addition to the solicitation of proxies by mail, certain officers and employees of the Company, without extra compensation, may also solicit proxies personally or by telephone. The Company has retained Investors Relations Services, Inc. of New Smyrna Beach, Florida to assist in the solicitation of proxies from nominees and brokers. Copies of proxy solicitation materials will be furnished to fiduciaries, custodians and brokerage houses for forwarding to the beneficial owners of shares held in their names.

         All valid proxies properly executed and received by the Company prior to the Annual Meeting will be voted in accordance with the instructions specified in the proxy. Where no instructions are given, shares will be voted FOR the election of each of the named nominees for director.

         A stockholder who executes the enclosed proxy has the power to revoke it at any time before it is exercised by affirmatively electing to vote in person at the meeting or by delivering to Micheal W. Sutton, General Counsel of Coyote Sports, Inc., either an instrument of revocation or an executed proxy bearing a later date.

                                VOTING SECURITIES

         Holders of record of Coyote Sports, Inc. at the close of business on April 17, 1998, will be entitled to vote at the Annual Meeting. On that date, 4,758,004 shares of Common Stock ("Common Stock") were issued and outstanding. Each share of Common Stock is entitled to one vote on every matter submitted to the stockholders at the Annual Meeting.

                              ELECTION OF DIRECTORS

         Five directors will be elected to the Board of Directors of the Company at the Annual Meeting. Four of the five nominees were directors prior to the Company's initial public offering in September 1997. Directors will hold office until the next annual meeting of stockholders or until their successors are elected and qualified.

     Mel S. Stonebraker, James M. Probst, Jeffrey T. Kates, Don A. Forte and Mark Pappas are nominated by management for election by the holders of the Company's Common Stock. THE BOARD OF DIRECTORS RECOMMEND THAT THE STOCKHOLDERS VOTE FOR EACH NOMINEE FOR THE BOARD.

         If a quorum is present, Directors are elected by a majority of the votes cast by stockholders. Abstentions and broker non-votes will have no effect on the results of the vote. Unless otherwise instructed, proxy holders will vote the proxies they receive for the nominees listed herein. If any nominee becomes unable to serve, the holders of the proxies may, in their discretion, vote their shares for a substitute nominee or nominees designated by the Board of Directors. Each nominee has expressed his intention to serve the entire term for which election is sought.

         Background information on the nominees as of March 31, 1998, appears below:

Nominees for Election

         Mel S. Stonebraker - Mr. Stonebraker, 45, a co-founder of the Company, has been an officer and director of the Company since its incorporation in 1994 and is currently Chief Executive Officer and Chairman of the Board. From 1983 to 1994, Mr. Stonebraker was International Business Development Manager for
Schuller International Corporation, a wholly owned subsidiary of Manville Corporation. In that position, he was responsible for corporate activities throughout the Pacific Rim countries. He was a resident in Singapore from 1984 to 1989. Mr. Stonebraker received a B.A. degree from the University of Colorado in 1977 and a Masters of International Administration from the American Graduate School for International Management (Thunderbird) in 1983.

     James M. Probst - Mr. Probst, 39, a co-founder of the Company, has been an officer and Director of the Company since February 1995 and is currently President and a Director. From 1986 to 1995, Mr. Probst was employed by Schuller International Corporation, a wholly owned subsidiary of Manville Corporation. During that time, Mr. Probst held several positions ranging from research and development Engineer to Business Manager of a unit with approximately $30 million in revenues. Mr. Probst received a B.S. degree in Mechanical Engineering from the University of Colorado, Denver in 1986 and an M.B.A. from the University of Denver in 1990.

     Jeffrey T. Kates - Mr. Kates, 36, became a director of the Company in May 1997. From August 1996 to the present, Mr. Kates has been the Chief Operating Officer of Plastics Research Corp. a firm with annual revenues of $35 million. From October 1994 to August 1996, Mr. Kates was President and a director of Harloc Incorporated, a subsidiary of the Tesa Group in Irun, Spain, which attained annual revenues of $150 million. Mr. Kates received a B.S. degree in Agricultural Engineering from the University of Illinois in 1984 and an M.B.A. from the University of Denver in 1988.

     Don A. Forte - Mr. Forte, 49, became a director of the Company in June 1997. For the past 25 years, Mr. Forte has been employed by Johns Manville (JM) a leading manufacturer of building products. Mr. Forte has held numerous positions in his career with JM. His present position is Vice President of Manufacturing and Engineering for the Insulation Group. Mr. Forte is currently responsible for 16 manufacturing plants located in North America which manufacture fiberglass insulation products for residential and commercial applications. Prior to this assignment, Mr. Forte was Vice President and General Manager of JM's Filtration Division. The Filtration Division manufactures products in four U.S. plant locations and distributes to customers worldwide. Mr. Forte received his B.S. degree from Northern Illinois University in 1970 and an M.B.A. degree from Xavier University in 1982.

     Mark A. Pappas - Mr. Pappas, 36, became a director of the Company in March 1998. Mr. Pappas is the President of Paragon Management Group, Inc., a private investment management firm located in Fort Worth, Texas. Prior to the formation of Paragon Management Group, Inc. in June 1997, Mr. Pappas was employed in the field of public accounting, five years as President of Pappas & Company, P.C., CPAs and two years with the national accounting firm of Ernst & Young, L.L.P. Mr. Pappas also spent several years as the Chief Financial Officer of a national home building company. Mr. Pappas received a B.B.A. degree in Accounting from the University of Texas, Arlington in 1983 and has been a licensed Certified Public Accountant in the State of Texas since 1985.

     None of the directors hold directorships in any other public companies. None of the directors are related to any of the other directors or officers of the Company.

Board of Directors and Committees

         The Board currently has an Audit Committee and a Compensation Committee. The Board of Directors does not have a Nominating Committee and the functions of such a committee are performed by the Board of Directors. There were three meetings of the Board of Directors during the last fiscal year. Each director attended all meetings of the Board of Directors.

         The Compensation Committee makes recommendations to the Board with respect to compensation of management employees. The Compensation Committee also administers plans and programs relating to stock options, pension and other retirement plans, employees benefits, incentives and compensation and determines the eligibility and levels of participation under the Company's 1997 Stock Option Plan (the "1997 Plan") and the Company's 1998 Stock Option Plan (the "1998 Plan"). The Compensation Committee did not meet during the fiscal year ended December 31, 1997. The first Compensation Committee meeting will take place in 1998. Messrs. Kates, Stonebraker and Pappas are the current members of the Company's Compensation Committee.

         The Audit Committee reviews and makes recommendations to the Board regarding services provided by the independent accountants, reviews with the independent accountants the scope and results of their annual audit of the Company's consolidated financial statements and any recommendations they may have, and makes recommendations to the Board with respect to the engagement or discharge of the independent accountants. The Audit Committee also reviews the Company's internal procedures with respect to maintaining books and records, the adequacy and implementation of internal auditing, accounting and financial controls, and the Company's policies concerning financial reporting and business practices. The Audit Committee did not meet during the fiscal year ended December 31, 1997. The first Audit Committee meeting will be May 9, 1998. Messrs. Kates, Pappas and Probst are the current members of the Company's Audit Committee.

Director Compensation

         Messrs. Stonebraker and Probst do not receive additional compensation for their services as directors. Outside directors are compensated in stock options under the Company's 1997 Plan and 1998 Plan and reimbursed for travel and other reasonable out-of-pocket expenses incurred in attending Board and committee meetings. During fiscal year ended December 31, 1997, outside directors received 50,000 stock options with an average exercise price of $5.10.


                 STOCK HOLDINGS OF CERTAIN OWNERS AND MANAGEMENT

         The following table sets forth the number of shares of the Company's Common Stock beneficially owned as of March 31, 1998 by (i) each person known to the Company to be the beneficial owner of more than 5 percent of the Company's Common Stock, (ii) each director of the Company, (iii) each executive officer listed in the Summary Compensation Table ("Named Officers"), and (iv) all nominees, Named Officers, and other executive officers as a group.


Name and Address                           Shares Beneficially        Percent
of Beneficial Owner                             Owned (1)             Of Class

Mel S. Stonebraker                             1,430,000(2)            30.1%
  2291 Arapahoe Avenue
  Boulder, CO 80302
James M. Probst                                1,170,000(2)            24.6%
  2291 Arapahoe Avenue
  Boulder, CO 80302
Jeffrey T. Kates                                    0                    --
  3200 Robert T. Longway Blvd.
  Flint, MI 48506
Don A. Forte                                        0                    --
  717 Seventeenth Street
  Denver, CO 80202
Mark Pappas                                     685,004(3)             14.4%
  307 W. Seventh Street, Suite 1210
  Fort Worth, Texas  76102
All directors and Named Officers
  as a group (5 persons)                      3,285,004(2)             69.0%


--------------------------------------------------------------------------------
(1) A person is considered to beneficially own any shares: (a) over which such person exercises sole or shared voting or investment power, or (b) of which such person has the right to acquire beneficial ownership at any time within 60 days (i.e., through conversion of securities or exercise of stock options). Unless otherwise indicated, voting and investment power relating to the above shares is exercised solely by the beneficial owner or shared by such owner and such owner's spouse or children. (2) These shares are pledged to Paragon Coyote Texas Ltd. ("Paragon") as collateral for a loan made to the Company in March 1998. (3) Represents 163,265 shares owned by Paragon and an option to purchase 521,739 shares of common stock which are currently owned by a third party. Mr. Pappas is the President of Paragon Management Group, Inc., ("Paragon Management") the sole general partner of Paragon. Because of his position as President of Paragon Management, Mr. Pappas may, pursuant to Rule 13d-3 , be deemed to be the beneficial owner of the shares. Mr. Pappas disclaims beneficial ownership of these shares.

 Compliance with Section 16(a)of the Exchange Act

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10 percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission and the Nasdaq Stock Exchange initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10 percent stockholders are required by the regulations of the Securities and Exchange Commission to furnish the Company with copies of all Section

16(a) forms they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1997, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10 percent beneficial owners were complied with.

                             EXECUTIVE COMPENSATION

         The following table discloses compensation awarded to, earned by, or paid to the Company's Chief Executive Officer (the "Named Executive Officer"). No other executive officer of the Company received salary and bonus in excess of $100,000 during the fiscal years ended December 31, 1997, 1996 and 1995.

Summary Compensation Table

                                                                                                           Long Term
                                                                  Annual Compensation              Compensation Awards


                                                                                  Other Annual     Securities Underlying
Name and Principal                 Year         Salary ($)      Bonus ($)    Compensation ($)     Options/SARs (#)
------------------                 ----                                      ----------------     ----------------
Position

Mel S. Stonebraker                 1997           117,116          -0-           8,700 (1)             45,000
  Chief Executive Officer          1996           115,000          -0-           6,529 (1)                0
                                   1995           115,000          -0-           6,805 (1)                0


------------
         Includes annual cost of company car and life insurance.

1997 Plan

         The Company's 1997 Plan provided for the grant of options to purchase 500,000 shares was adopted by the Board of Directors and stockholders on June 10, 1997. The Plan was amended by the Board of Directors and approved by a majority of the stockholders on February 10, 1998. The amendment provided for a total of 1,000,000 shares under the 1997 Plan. The shares of the Company's Common Stock are intended to qualify as either incentive stock options within the meaning of Section 422 of the Internal Revenue Code ("Incentive Stock Options") or as options that are not intended to meet the requirements of such section ("Nonstatutory Stock Options"). Options to purchase shares may be granted under the Plan to persons who, in the case of Incentive Stock Options, are employees (including officers of the Company or its subsidiaries), or, in the case of Nonstatutory Stock Options, are employees (including officers of the Company or its subsidiaries), non-employee directors or consultants of the Company. As of March 31, 1998, 470,500 Incentive Stock Options and 95,000 Nonstatutory Stock Options had been granted under the 1997 Plan.

         The 1997 Plan is administered by the Compensation Committee of the Board of Directors. The Compensation Committee has full discretionary authority, subject to certain restrictions, to determine the number of shares for which Incentive Stock Options and Nonstatutory Stock Options may be granted and the individuals to whom, and the times at which, and the exercise prices for which options will be granted.

1998 Plan

         The Company's 1998 Plan was adopted by the Board of Directors and stockholders in March 1998. The Plan provides for the grant of options to purchase up to 1,000,000 shares of the Company's Common Stock that are intended to qualify as either incentive stock options within the meaning of Section 422 of the Internal Revenue Code ("Incentive Stock Options") or as options that are not intended to meet the requirements of such section ("Nonstatutory Stock Options"). Options to purchase shares may be granted under the Plan to persons who, in the case of Incentive Stock Options, are employees (including officers of the Company or its subsidiaries), or, in the case of Nonstatutory Stock Options, are employees (including officers of the Company or its subsidiaries), non-employee directors or consultants of the Company.
 As of March 31, 1998, no options had been granted under the 1998 Plan.

         The 1998 Plan is administered by the Compensation Committee of the Board of Directors. The Compensation Committee has full discretionary authority, subject to certain restrictions, to determine the number of shares for which Incentive Stock Options and Nonstatutory Stock Options may be granted and the individuals to whom, and the times at which, and the exercise prices for which options will be granted.

         The following table presents information concerning individual grants of options to purchase Common Stock made during the fiscal year ended December 31, 1997, to the Chief Executive Officer.

            OPTION GRANTS IN THE FISCAL YEAR ENDED DECEMBER 31, 1997

                                                                                                    Potential Realizable Value at
                                           % of Total                                                  Assumed Annual Rates of
                                        Options Granted         Exercise or                                  Stock Price
                          Options         to Employees          Base Price         Expiration       Appreciation for Option Term
                                                                                                    ----------------------------
        Name              Granted        in Fiscal Year          ($/Share)            Date                  5% ($) 10% ($)
        ----              -------        --------------          ---------            ----                 ---------------


Mel S. Stonebraker          45,000              9.2                 $5.50             9/18/04        69,098              190,962


------------
Note: Assumed annual appreciation rates are set by the SEC and are not a forecast of future appreciation. The actual realized value depends on the market value of the Common Stock on the exercise date, and no gain to the optionees is possible without an increase in the price of the Common Stock. All assumed values are before taxes.

               AGGREGATE OPTION EXERCISES IN THE FISCAL YEAR ENDED
               DECEMBER 31, 1997 AND FISCAL YEAR-END OPTION VALUES

                                                                                                               Value of Unexercised
                          Shares                                  Number of Unexercised Options                    In-the Money
                         Acquired            Value                   at Fiscal Year-End (#)               Options at Fiscal Year-End
                                                                                                         ($)

       Name             on Exercise     Realized           Exercisable         Unexercisable        Exercisable        Unexercisable
       ----

Mel S.                      -0-               -0-                 -0-                45,000                -0-                -0-
Stonebraker

------------
 (1) Based on a fair market value as of December 31, 1997 of $4 3/8 per share. Values are stated on a pre-tax basis.

         NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S FILINGS UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934, THE FOLLOWING PERFORMANCE GRAPH SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.


          BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee of the Board of Directors (the "Committee"), subject to the approval of the Board of Directors, determines the compensation of the Company's executive officers, including the Chief Executive Officer, and oversees the administration of executive compensation programs.

Executive Compensation Policies and Programs

         The Company's executive compensation programs are designed to attract and retain highly qualified executives and to motivate them to maximize stockholder returns by achieving both short and long-term strategic Company goals. The programs link each executive's compensation directly to individual and Company performance. A significant portion of each executive's total compensation is variable and dependent upon the attainment of strategic and financial goals, individual performance objectives, and the appreciation in value of the Common Stock.

         There are three basic components to the Company's "pay for performance" system: base pay; annual incentive bonus; and long-term, equity-based incentive compensation. Each component is addressed in the context of individual and Company performance, competitive conditions and equity among employees. In determining competitive compensation levels, the Company analyzes information from several independent sources which include information regarding the general industry as well as other consumer product companies.

Base pay

         Base pay is designed to be competitive, although conservative as compared to salary levels for equivalent executive positions at other comparable companies. The executive's actual salary within this competitive framework will vary based on responsibilities, experience, leadership, potential future contribution, and demonstrated individual performance. The types and relative importance of specific financial and other business objectives vary among the Company's executives depending on their positions and the particular operations or functions for which they are responsible. The Company's philosophy and practice is to place a relatively greater emphasis on the incentive components of compensation.

Annual Incentive Bonus

         Each executive is eligible to receive an annual cash bonus. The "target" level for that bonus, like the base salary level, is set with reference to Company-wide bonus programs, as well as competitive conditions. These target levels are intended to motivate the Company's executives by providing substantial bonus payments for the achievement of financial goals within the Company's business plan. An executive receives a percentage of his or her target bonus depending on the extent to which the Company achieves financial performance goals set by the Compensation Committee and the Board, as measured by the respective subsidiary's operating income or the Company's net income before taxes.

Long-term, Equity-based Incentive Compensation

         The long-term equity-based compensation program is tied directly to stockholder return. Under the current program, long-term incentive compensation consists of stock options, which vest equally over three years after grant. Stock options are awarded with an exercise price equal to the fair market value of the Common Stock on the date of grant. Accordingly, the executive is rewarded only if the market price of the Common Stock appreciates. Since options vest over time the Company periodically grants new options to provide continuing incentives for future performance. The size of previous grants and the number of options held are considered by the Compensation Committee, but are not entirely determinative of future grants. Like base pay, the grant is set with regard to competitive considerations, and each individual's actual grant is based upon individual performance measured against the criteria described in the preceding paragraphs and the executive's potential for future contributions.

         Stock options are designed to align the interests of the Company's executives with those of stockholders by encouraging executives to enhance the value of the Company and, hence, the price of the Common Stock and stockholders' return. In addition, through deferred vesting, this component of the compensation system is designed to create an incentive for the individual executive to remain with the Company.

Other Plans

         The Company maintains a 401(k) retirement plan, a defined contribution and a defined benefit plan with the UK entities.

         Under the 401(k) retirement plan, the Company contributes 3.5% of each employees' earnings for pre-tax amounts deferred into the plan. The employer's contribution vests 20% after three years of service, 50% after four years of service and 100% after five years of service. Under the defined contribution plan, the Company contributes 6.0% of each employee's earnings as contribution for pre-tax amounts deferred into the plan.

         The defined benefit plan is closed to any new members and was carried over from the previous owner of Apollo Sports Technologies and Reynolds Cycle Technologies. The Company's contributions are calculated by an independent qualified actuary on the basis of initial actuarial assessment as of the commencement date, based on the participants' years of service and projected salary upon retirement.

Annual Reviews

         Each year, the Committee reviews the executive compensation policies with respect to the linkage between executive compensation and the creation of stockholder value, as well as the competitiveness of the programs. The Committee determines what changes, if any, are appropriate in the compensation programs for the following year. In conducting the annual review, the Committee considers information provided by the Company and uses surveys and independent reports.

         Each year, the Committee, with the President, reviews the individual performance of each of the other five most highly compensated executive officers, including the Chief Executive Officer, and the President's recommendations with respect to the appropriate compensation levels and awards. The Committee sets performance and bonus targets and makes stock option grants. The Committee makes recommendations to the Board of Directors for final approval of all other compensation matters.

         The annual review process will commence in fiscal year 1998.

Chief Executive Officer

         The Company has entered into an employment agreement with Mr. Stonebraker expiring on May 31, 2000, pursuant to which he is employed as the Chief Executive Officer of the Company. As defined by the employment agreement, Mr. Stonebraker's is paid an annual salary of $150,000. Mr. Stonebraker's employment agreement will automatically renew for an additional two year period unless the Company or Mr. Stonebraker does not renew the contract. In the future, Mr. Stonebraker's salary will be based on performance and decided by the Compensation Committee.

Members of the Compensation Committee as of December 31, 1997:

         Jeffrey T. Kates
         Mel S. Stonebraker

Personnel Committee Interlocks and Insider Participation

     The members of the Compensation Committee of the Board of Directors during the fiscal year ended December 31, 1997 are listed above. The Committee is composed of a Board member and the Chief Executive Officer. Mr. Mark Pappas was elected to the Compensation Committee in March 1998.


             EMPLOYMENT CONTRACTS AND CHANGE-IN-CONTROL ARRANGEMENTS

         The Company has entered into an employment agreement with Mr. Stonebraker expiring on May 31, 2000, pursuant to which he is employed as Chief Executive Officer of the Company. The agreement automatically renews for additional two year periods unless either party notifies the other party that it does not intend to renew the agreement. The employment agreement provides for employment of Mr. Stonebraker on a full-time basis at an annual salary of $150,000, beginning September 1, 1997. Mr. Stonebraker is entitled to receive a bonus based on certain objectives to be established by the Board of Directors. He received incentive stock options to purchase 45,000 shares over a seven year term at $5.50 per share. The options vest over a three year period if the Company achieves 90% of its targeted earnings before deduction of interest and taxes. In February 1998, the Board of Directors approved to waive the specified 90% earnings target. Mr. Stonebraker may be terminated by the Company for cause, which is defined as excessive unauthorized absenteeism, actual fraud or material acts of dishonesty, destruction of material Company property; willful disclosure of Company proprietary information, or a material violation of internal controls or procedures. If Mr. Stonebraker voluntarily terminates prior to the end of the original contract term, he is required to reimburse the Company up to $62,500, on a pro-rata basis depending on the date of termination. If the Company terminates Mr. Stonebraker without cause, he is entitled to 18 months' salary as a severance payment. If termination without cause occurs after the end of the original contract term, he is entitled to 12 months' salary. The employment agreement provides that Mr. Stonebraker may not compete with the Company for a period of the greater of (i) nine months subsequent to their termination date, or (ii) the severance pay period. Mr. Stonebraker also has a change of control agreement with the Company pursuant to which he is entitled to a continuation of salary benefits for 24 months if his employment is terminated by the Company without cause or by him for good reason (such as a reduction in his compensation) within two years after a change of control.

                           RELATED PARTY TRANSACTIONS

         On March 19, 1998, the Company entered into a Six Million Dollar ($6,000,000) promissory note (the "Note") and loan agreement (the "Loan Agreement") with Paragon. Paragon is an unrelated third party to the Company. The Note is due September 19, 1999. Interest is payable quarterly at twelve percent (12%) per annum.

         In connection with the Note, Paragon received 163,265 shares of the Company's common stock (the "Initial Consideration Shares"). The number of Initial Consideration Shares may be adjusted in the future in certain events. In the event that, on March 19, 1999, any principal of the Note remains unpaid and the aggregate value of the Initial Consideration Shares (the "Aggregate First Anniversary Reset Value"), based on the per-share closing price of the Common Stock on the last trading day immediately preceding March 19, 1999, as quoted on the NASDAQ Small Cap market system (the "Per- Share First Anniversary Reset Value"), is less than $1,000,000, then the Company must deliver to Paragon, at the Company's option, either (a) an amount in cash equal to (i) $1,000,000 less
(ii) the Aggregate First Anniversary Reset Value (the "Aggregate First Anniversary Reset Value Difference") or (b), free of any and all encumbrances (other than restrictions on transfer imposed by applicable securities laws), such number of shares of Common Stock as are equal to (i) the Aggregate First Anniversary Reset Value Difference divided by (ii) the Per-Share Anniversary Reset Value. A similar adjustment to the Initial Consideration Shares may be made at the Maturity Date (September 19, 1999) and on any date that the Note is prepaid in full prior to the Maturity Date.

         The Shares acquired by Paragon are subject to a registration rights agreement providing that during a five year period beginning March 19, 1998, the Company will pay for the registration of the Lender's shares with the Securities and Exchange Commission.

         The Loan Agreement provides that the Note is secured by 1,430,000 shares of the Company's common stock owned by Mel Stonebraker, Chief Executive Officer, and by 1,170,000 shares of the Company's common stock owned by Jim Probst, President. While the Note remains outstanding and the Company remains in compliance with its term, Messrs.
Stonebraker and Probst will continue to vote their shares.

         As a condition of the Loan Agreement, the Board of Directors has appointed Mr. Mark Pappas, an affiliate of Paragon, to the Company's Board of Directors.

                              STOCKHOLDER PROPOSALS

         A proposal by a stockholder for inclusion in the Company's proxy statement and form of proxy for the Company's next annual meeting of stockholders must be received by Coyote Sports, Inc. at the Company's principal executive offices not later than November 30, 1998. In order to curtail controversy as to the date on which a proposal was received by the Company, it is suggested that proponents submit their proposals by Certified Mail - Return Receipt Requested.

                                  OTHER MATTERS

         As of the time this proxy statement was printed, management was unaware of any proposals to be presented for consideration at the Annual Meeting other than those set forth herein, but if other matters do properly come before the Annual Meeting, the persons named in the proxy will vote the shares represented by such proxy according to their best judgment.

         A COPY OF COYOTE SPORTS' 1997 ANNUAL REPORT AND FORM 10-KSB FOR THE FISCAL YEAR ENDED DECEMBER 31, 1997, WILL BE AVAILABLE TO STOCKHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO: INVESTORS RELATIONS SERVICES, INC., 490 N. CAUSEWAY, NEW SMYRNA BEACH, FLORIDA 32169.

PROXY CARD                       COYOTE SPORTS, INC.                  PROXY CARD
               SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL
                 MEETING OF STOCKHOLDERS TO BE HELD MAY 9, 1998

         The undersigned hereby constitutes, appoints and authorizes Mel Stonebraker or Jim Probst, the true and lawful attorney and Proxy of the undersigned with full power of substitution and appointment, for and in the name, place and stead of the undersigned to act for and vote as designated below, all of the undersigned's shares of the $0.001 par value common stock of Coyote Sports, Inc., a Nevada corporation, at the Annual Meeting of Stockholders to be held at Chrisman, Bynum & Johnson, P.C., 1900 Fifteenth Street, Boulder, CO 80302 at 10:00 a.m., Mountain Daylight Time, on May 9, 1998, and at any and all adjournments thereof, for the following purposes:

                  1. To elect five (5) Directors to serve until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified:
    |_|     For all nominees listed below (except as marked to the contrary):

Mel S. Stonebraker, James M. Probst, Jeffrey T. Kates, Don A. Forte, Mark Pappas

         (INSTRUCTION: To withhold authority to vote for any individual nominee, draw a line through or otherwise strike out his or her name. If authority to vote for the election of any nominee is not withheld, the execution of this Proxy shall be deemed to grant such authority.)

         2. To transact such other business as may properly come before the meeting, or any adjournment thereof.

                     |_| FOR |_| AGAINST |_| ABSTAIN
(Continued on reverse side.)

         The undersigned hereby revokes any Proxies as to said shares heretofore given by the undersigned, and ratifies and confirms all that said attorneys and Proxies may lawfully do by virtue hereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2. THIS PROXY CONFERS DISCRETIONARY AUTHORITY IN RESPECT TO MATTERS NOT KNOWN OR DETERMINED AT THE TIME OF THE MAILING OF THE NOTICE OF THE ANNUAL MEETING OF Stockholders TO THE UNDERSIGNED.

         The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement furnished herewith.

                               Dated: __________________________________ ,1998

                              _________________________________________________

                              _________________________________________________
                                       Signature(s) of Shareholder(s)

                         Signature(s) should agree with the name(s) shown hereof. Executors, administrators, trustees, guardians and attorneys should indicate when signing. Attorneys should submit powers of attorney.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF COYOTE SPORTS, INC. PLEASE SIGN AND RETURN THIS PROXY TO THE COMPANY. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.